PARK PLACE ENERGY INC.

 and

ST ONLINE CORP.

and

 0794403 B.C. LTD.

BUSINESS COMBINATION AGREEMENT

June 22, 2007

BUSINESS COMBINATION AGREEMENT

                      THIS AGREEMENT is made as of June 15, 2007, among Park Place Energy Inc. (“Park Place”), a corporation incorporated under the laws of the Province of Alberta, ST Online Corp. (“ST”), a corporation incorporated under the laws of the State of Nevada and 0794403 B.C. Ltd. (“Subco”), a corporation incorporated under the laws of the Province of British Columbia (each a “Party” and collectively, the “Parties”).

WHEREAS:

A.                    Park Place is a private company incorporated under the laws of the Province of Alberta;

B.                    ST is a company listed on the OTCBB incorporated under the laws of the State of Nevada;

C.                     Subco is a corporation wholly owned by ST incorporated under the laws of the Province of BC;

D.                    Park Place and ST propose to combine the business and assets of Park Place with those of ST; and

E.                     the Parties intend to carry out the proposed business combination by way of a statutory amalgamation under the provisions of the Act and related transaction steps;

                      NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties covenant and agree as follows:

ARTICLE 1
INTERPRETATION

Section 1.1 Definitions

                      In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings, respectively:

(a)	“1934 Act” means the United States Securities Exchange Act of 1934;

(b)	“Act” means the Business Corporations Act (British Columbia) as the same has been and may hereafter from time to time be amended;

(c)	“Affiliate” has the meaning ascribed thereto in the Act;

(d)	“Agreement”, “this Agreement”, “herein”, “hereto”, and “hereof” and similar expressions refer to this Agreement, as the same may be amended or supplemented from time to time;

(e)	“Park Place” means Park Place Energy Inc., a corporation amalgamated under the laws of the Province of British Columbia;

(f)	“Park Place Financial Statements” has the meaning ascribed thereto in Section 4.1(j) hereof;

(g)	“Park Place Meetings” means the special meeting of the shareholders of Park Place to be held on July 9, 2007 and July 30, 2007;

(h)	“Park Place Meetings Dates” means the date on which the Park Place Meetings occur;

(i)	“Park Place Shares” means common shares in the capital of Park Place;

(j)	“Park Place Shareholder” means a registered holder of Park Place Shares, from time to time, and “Park Place Shareholders” means all such holders;

(k)	“Park Place Options” means the outstanding, incentive stock options of Park Place;

(l)	“Amalco” means the amalgamated corporation resulting from the Amalgamation;

(m)	“Amalco Shares” means the common shares in the share capital of Amalco, all of which will be beneficially owned by ST;

(n)	“Amalgamation” means the amalgamation of Park Place and Subco pursuant to the applicable provisions of the Act;

(o)	“Amalgamation Agreement” means the agreement among Park Place, ST and Subco in respect of the Amalgamation, to be substantially in the form attached as Schedule “A” to this Agreement;

(p)	“Articles” means the articles of Amalco;

(q)	“Amalgamation Application” means the amalgamation application as contemplated by the Act;

(r)	“Business Day” means any day excepting a Saturday or Sunday or a day recognized as a holiday;

(s)	“Business Combination” means the series of transactions, as detailed in this Agreement, through which the businesses of Park Place and ST will be combined, including the Amalgamation;

(t)	“Completion Deadline” means August 10, 2007 or such later date as may be agreed between the Parties in writing;

(u)	“Debt Instrument” has the meaning ascribed thereto in Section 4.1(u) hereof;

(v)	“Documents” means collectively, this Agreement and the Amalgamation Agreement;

(w)	“Effective Date” means the date of the filing of the Amalgamation Application with the Registrar;

(x)	“Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date;

(y)	“Exchange Ratio” has the meaning given to such term in Section 2.1(e) hereof;

(z)	“GAAP” means generally accepted accounting principles;

(aa)	“Governing Documents” means, in respect of each Party, its certificate and articles of incorporation, as amended, and its by-laws or articles, as amended;

(bb)

“Government Authority” means any foreign, national, provincial, local or state government, any political subdivision or any governmental, judicial, public or statutory instrumentality, court, tribunal, agency (including those pertaining to health, safety or the environment), authority, body or entity, or other regulatory bureau, authority, body or entity having legal jurisdiction over the activity or Person in question;

(cc)	“Intellectual Property” means intellectual property of every nature, whether registered or unregistered, including, without limitation:

(i)

all trade-marks, service marks, trade-mark and service mark registrations, trade- mark and service mark applications, rights under registered user agreements, logos, trade names and other trade-mark and service mark rights,

	(ii)	all copyrights and applications therefor, including all computer programs and software (in both source and object code formats);

(iii)

related documentation to the intellectual property described in (ii) above, including that which documents the design and execution of computer programs and software, and rights to any of the foregoing,

	(iv)	all inventions, patents, patent applications, patent rights (including any patents issuing on such applications or rights), innovation patents and neighbouring rights,

	(v)	all licenses, sub-licenses and franchises,

	(vi)	all trade secrets and proprietary and confidential information,

	(vii)	all industrial designs and registrations thereof and applications therefor, and

(viii)

all patterns, plans, designs, research data, other proprietary know-how, processes, drawings, technology, inventions, formulae, specifications, performance data, quality control information, unpatented blue prints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures including testing and inspection techniques and procedures, and all licenses and other contracts relating to any of the foregoing;

(dd)	“in writing” means written information including documents, files, software, records and books made available, delivered or produced to one Party by or on behalf of the other Party;

(ee)

“Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, by laws, statutory rules, principles of law, published policies and guidelines, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, including general principles of common and civil law, and terms and conditions of any grant of approval, permission, authority or license of any Government

Authority, statutory body (including the TSXV) or self regulatory authority, and the term “applicable” with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Government Authority (or any other Person) having jurisdiction over the aforesaid Person or Persons or its or their business, undertaking, property or securities;

(ff)	“LOI” means that letter of intent entered into between ST and Park Place dated for reference June 7, 2007;

(gg)

“Material Adverse Change” means any change in the financial condition, operations, assets, liabilities, or business of a Party and its Subsidiaries, considered as a whole, which is materially adverse to the business of such Party and its Subsidiaries, considered as a whole, other than a change:

	(i)	which arises out of or in connection with a matter that has been publicly disclosed by such Party;

	(ii)	resulting from conditions affecting the mining and exploration industry as a whole; or

	(iii)	resulting from general economic, financial, currency exchange, securities or commodity market conditions in Canada, the United States or elsewhere;

(hh)

“Material Adverse Effect” means any event, change or effect that is or would reasonably be expected to be materially adverse to the financial condition, operations, assets, liabilities, or business of a Party and its Subsidiaries, considered as a whole, provided, however, that a Material Adverse Effect shall not include an adverse effect resulting from a change:

	(i)	which arises out of or in connection with a matter that has been publicly disclosed by such Party;

	(ii)	resulting from conditions affecting the forestry industry as a whole; or

	(iii)	resulting from general economic, financial, currency exchange, securities or commodity market conditions in Canada, the United States or elsewhere;

(ii)	“material fact” has the meaning ascribed thereto in the Securities Act (British Columbia) as the same has been and may hereafter from time to time be modified;

(jj)	“Party” means each of Park Place, ST and Subco;

(kk)

“Person” includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Government Authority, syndicate or other entity, whether or not having legal status;

(ll)

“Personnel Obligations” means any obligations or liabilities of a Party or any of its Subsidiaries to pay any amount to its or their officers, directors, employees and consultants, other than for salary, bonuses under its or their existing bonus arrangements and directors’ fees in the ordinary course, in each case in amounts consistent with historic practices and obligations or liabilities in respect of insurance or indemnification contemplated by this Agreement or arising in the ordinary and usual course of business and, without limiting the generality of the foregoing, Personnel Obligations shall include the obligations of such Party or any of its Subsidiaries to directors, officers, employees and consultants:

(i)	for payments on or in connection with any change in control of such Party pursuant to any change in control agreements, policies or arrangements, including the payments specified herein; and

(ii)	for any special incentive bonus payments and commitments;

(mm)	“Registrar” means the registrar appointed under Section 111 of the Act;

(nn)

“Regulatory Approval” means any approval, consent, waiver, permit, order or exemption from any Government Authority having jurisdiction or authority over any Party or the Subsidiary of any Party which is required or advisable to be obtained in order to permit the Business Combination to be effected and “Regulatory Approvals” means all such approvals, consents, waivers, permits, orders or exemptions;

(oo)	“Resulting Issuer” means ST upon completion of the Business Combination;

(pp)	“Resulting Issuer Share” has the meaning ascribed in Section 2.1(e)(ii) hereof;

(qq)	“Securities Authorities” means the Securities regulatory authorities having jurisdiction over ST;

(rr)	“Subco”, means 0794403 B.C. Ltd. a corporation incorporated under the laws of the Province of British Columbia;

(ss)	“Subco Shares” means the common shares in the capital of Subco;

(tt)	“Subsidiary” has the meaning ascribed thereto in the Act;

(uu)	“ST” means ST Online Corp., a corporation incorporated under the laws of the State of Nevada;

(vv)	“ST Financial Statements” has the meaning ascribed thereto in subsection Section 4.2(n) hereof;

(ww)	“ST Shareholder” means a registered holder of ST Shares, from time to time, and “ST Shareholders” means all of such holders;

(xx)	“ST Shares” means the common shares in the capital of ST;

(yy)	“Taxes” has the meaning ascribed hereto in subsection Section 4.1(l) hereof; and

(zz)	“OTCBB” means the OTC Bulletin Board.

Section 1.2 Singular, Plural, etc.

                      Words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

Section 1.3 Deemed Currency

                      In the absence of a specific designation of any currency any undescribed dollar amount herein shall be deemed to refer to Canadian dollars.

Section 1.4 Headings, etc.

                      The division of this Agreement into Articles and Sections, the provision of a table of contents hereto and the insertion of the recitals and headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement to Articles and Sections refer to Articles and Sections of and to this Agreement in which such reference is made.

Section 1.5 Date for any Action

                      In the event that any date on which any action is required to be taken hereunder by any of the Parties hereunder is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

Section 1.6 Governing Law

                      This Agreement shall be governed by and interpreted in accordance with the Laws of the Province of British Columbia and the Laws of Canada applicable therein.

Section 1.7 Attornment

                      The Parties hereby irrevocably and unconditionally consent to and submit to the courts of the Province of British Columbia for any actions, suits or proceedings arising out of or relating to this Agreement or the matters contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts) and further agree that service of any process, summons, notice or document by single registered mail to the addresses of the Parties set forth in this Agreement shall be effective service of process for any action, suit or proceeding brought against either Party in such court. The Parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the matters contemplated hereby in the courts of the Province of British Columbia and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding so brought has been brought in an inconvenient forum.

ARTICLE 2
THE BUSINESS COMBINATION

Section 2.1 Business Combination Steps

                      Park Place and ST agree to effect the combination of their respective businesses and assets by way of a “three-cornered amalgamation” between a wholly-owned subsidiary of ST (“Subco”) and Park Place (the “Amalgamation”). When completed, ST will become the “Resulting Issuer” with the name “Park Place Energy Corp.” or such other similar name as may be accepted by the relevant regulatory authorities and approved by the board of directors of ST. Each Party hereby agrees that as soon as reasonably practicable after the date hereof or at such other time as is specifically indicated below in this Section 2.1, and subject to the terms and conditions of this Agreement, it shall take the following steps indicated for it:

(a)	ST shall take such steps as shall be necessary in advance of the Amalgamation to subdivide its issued and outstanding shares on an 8:1 basis and to change its name to Park Place Energy Corp.

(b)	ST shall take such steps as shall be necessary to

(i)

cause Scott Pedersen to agree to transfer the shares of ST held by him to ST in consideration of the sum of $10,000 and the transfer of all of ST’s right, title and interest to the “Simple Tennis” website and related intellectual property and in connection therewith to provide a release to ST;

(ii)

cause Elena Avdasseva to sell the shares of ST held by her to David Stadnyk or his nominee for $10,000, it being acknowledged that 90% of such shares will then be surrendered for cancellation. In connection with such sale ST shall cause Elena Avdasseva to provide release to ST; and

	(iii)	cause Oxana Avdasseva to resign as a director and officer of ST and in connection therewith provide a release to ST.

(c)

Park Place shall call and convene the Park Place Meetings for the purpose of considering and approving the continuation of Park Place for Alberta to British Columbia and the Amalgamation described in this Agreement and the Amalgamation Agreement (together, the “Documents”);

(d)

Park Place and Subco hereby agree to amalgamate by way of statutory amalgamation under the Act on the terms and subject to the conditions contained in this Agreement and the Amalgamation Agreement, and ST hereby covenants and agrees to issue the ST Shares required to be issued in connection with the Amalgamation;

(e)	The Parties shall cause the Amalgamation Application to be filed to effect the Amalgamation. Under the Amalgamation:

	(i)	Park Place and Subco will amalgamate under the provisions of the Act and continue as “Park Place Energy Inc.” (“Amalco”);

(ii)

Holders of outstanding Park Place Shares shall receive one (1) ST Share for each two (2) Shares held (such ratio being the “Exchange Ratio”), and each such ST Share, after giving completion of the Business Combination, is herein called a “Resulting Issuer Share”;

	(iii)	Each outstanding Subco Share will be exchanged for one (1) Amalco Share;

	(iv)	Outstanding Park Place Options will entitle the holders thereof to acquire Resulting Issuer Shares in accordance with the Exchange Ratio;

(v)	As consideration for the issuance of the ST Shares to effect the Amalgamation, Amalco will issue to ST one (1) Amalco Share for each ST Share so issued;

(vi)

All of the property and assets of each of Park Place and Subco will be the property and assets of Amalco and Amalco will be liable for all of the liabilities and obligations of each of Park Place and Subco; and

(vii)	Amalco will be a wholly-owned subsidiary of ST;

(f)

As soon as practicable after the Effective Date, in accordance with normal commercial practice, the Resulting Issuer shall issue certificates representing the appropriate number of the Resulting Issuer Shares to the former Park Place Shareholders. No fractional Resulting Issuer Shares will be delivered to any Park Place Shareholder otherwise entitled thereto; and

(g)

The Parties shall take any other action and do anything, including the execution of any other agreements, documents or instruments that are necessary or useful to give effect to the Business Combination.

Section 2.2 Implementation Covenants

(a)

ST Share Subdivision. ST shall take such steps as shall be necessary including securing the requisite Shareholder approval so as to effect the subdivision of its outstanding shares on an 8:1 basis and the change of its name to Park Place Energy Inc.

(b)

Preparation of Meeting Documentation. Park Place and ST shall each prepare documentation required in connection with the Park Place Meetings , and deliver such documentation to Park Place Shareholders (and Park Place).

(c)

Preparation of Filings. Park Place and ST shall cooperate in the preparation of any application for the orders and the preparation of any other documents and taking of all actions reasonably deemed by Park Place or ST to be necessary to discharge their respective obligations under applicable Laws in connection with the Business Combination and all other matters contemplated in the Documents.

(d)

Amalgamation Agreement, etc. The Parties hereby acknowledge that the Amalgamation Agreement shall be substantially in the form attached as Schedule “A”. Subco shall, subject to the terms and conditions of this Agreement and subject to and following the receipt of all Regulatory Approvals, deliver to Park Place the duly executed Amalgamation Application and related documents which will be filed by Park Place with the Registrar.

Section 2.3 Board of Directors

                      Each of the Parties hereby agrees that upon completion of the Business Combination, the board of directors of the Resulting Issuer shall consist of the following persons: David Stadnyk and Eric Leslie

ARTICLE 3
PUBLICITY

Section 3.1 Publicity

                      Each of the Parties agrees that, other than as may be required by applicable Laws, all press releases or other written public or private statements to the press issued in connection with the Business Combination shall be mutual press releases or other written public or private statements to the press of the Parties.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of Park Place

                      Park Place hereby represents and warrants to ST and Subco, and acknowledges that ST and Subco are relying upon such representations and warranties, as follows:

(a)	Park Place has been duly incorporated and is validly existing under the laws of the Province of Alberta and is current and up-to-date with all filings required to be made by it in such jurisdiction;

(b)	Park Place has full corporate power, capacity and authority to undertake all steps of the Business Combination contemplated in the Documents and to carry out its obligations under this Agreement;

(c)	The authorized share capital of Park Place consists of an unlimited number of common shares of which 17,991,244 are issued and outstanding;

(d)

Park Place is not party to and has not granted any agreement, warrant, option or right or privilege capable of becoming an agreement, for the purchase, subscription or issuance of any Park Place Shares or securities convertible into or exchangeable for Park Place Shares, other than 2,000,000 Park Place Options;

(e)

Park Place has no associates (as defined in the Securities Act (British Columbia) and is not a partner, co-tenant, joint venturer or otherwise a participant in any partnership, joint venture, co-tenancy or other similarly joint owned business;

(f)

Park Place has all requisite corporate capacity, power and authority, and possesses all material certificates, authority, permits and licenses issued by the appropriate state, provincial, municipal or federal regulatory agencies or bodies necessary to conduct the business as now conducted by it, and to own its assets and is in compliance in all material respects with such certificates, authorities, permits or licenses. None of Park Place or its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, permit or license which, singly or in the aggregate, if the subject of an unfavourable decision, order, finding or ruling, would materially and adversely affect the conduct of the business, operations, financial condition, income or future prospects of Park Place and its Subsidiaries taken as a whole;

(g)	Each of the Documents has been or at the Effective Time will be, duly authorized, and with respect to this Agreement, executed and delivered by Park Place;

(h)	The entering into and the performance by Park Place of the Business Combination contemplated in the Documents:

(i)

do not require any consent, approval, authorization or order of any court or governmental agency, body or Governmental Authority, other than the Regulatory Approvals and except that which may be required under applicable securities and corporate legislation;

(ii) will not contravene any statute or regulation of any Governmental Authority which is binding on Park Place where such contravention would have a Material Adverse Effect; and

(iii)

will not result in the breach of, or be in conflict with, or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents, by-laws or resolutions of Park Place or any mortgage, note, indenture, contract or agreement instrument, lease or other document to which Park Place is a party, or any judgment, decree or order or any term or provision thereof, which breach, conflict or default would have a Material Adverse Effect;

(i)	There are no legal or governmental proceedings pending or, to the knowledge of Park Place, contemplated or threatened, to which Park Place is a party or to which the property of Park Place is subject;

(j)

The audited financial statements of Park Place for the period ended December 31, 2007 and the notes thereto and the unaudited interim financial statements of Park Place for the period ended March 31, 2007 (collectively, the “Park Place Financial Statements”) have been prepared in accordance with Canadian GAAP, present fairly, in all material respects, the financial position of Park Place as at such date, and do not omit to state any material fact that is required by Canadian GAAP or by applicable Laws to be stated or reflected therein or which is necessary to make the statements contained therein not misleading;

(k)

There are no material liabilities of Park Place whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Park Place Financial Statements except those incurred in the ordinary course of business as of the date hereof, which amount to less than $765,925.00;

(l)

All taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, sales, use, goods and services taxes, value-added taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by Park Place have been paid. All tax returns, declarations, remittances and filings required to be filed by Park Place have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. No examination of any tax return of Park Place is currently in progress and there are no issues or disputes outstanding with any governmental authority respecting any Taxes that have been paid, or may be payable, by Park Place and any of its subsidiaries. There are no agreements with any taxation authority providing for an extension of time for any assessment or reassessment of Taxes with respect to Park Place;

(m)

Other than as disclosed to ST in writing, there is no Person, firm or company acting or purporting to act at the request of Park Place, who is entitled to any brokerage or finder’s fee in connection with the transactions contemplated herein;

(n)

To the knowledge of Park Place, after due inquiry, all activities of Park Place have been, up to and including the date hereof, conducted in compliance, in all material respects, with any and all applicable Laws;

(o)

To the knowledge of Park Place, any and all material agreements pursuant to which Park Place holds any of its material assets are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms, Park Place is not in default of any of the material provisions of any such agreements, nor has any such default been alleged, Park Place is not aware of any material disputes with respect thereto and such assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all patent leases and licenses pursuant to which Park Place derives its interest in such material assets are in good standing and there has been no material default under any such patents, leases or licenses and all real or other property taxes required to be paid with respect to such assets to the date hereof have been paid;

(p)	No right in and to any Intellectual Property of Park Place that is material to its business as currently conducted has been transferred, conveyed or otherwise assigned;

(q)

Park Place is not bound by or a party to any employment contracts other than as disclosed to ST. No current or former director, officer, shareholder, employee or independent contractor of Park Place or any person not dealing at arm’s length within the meaning of the Income Tax Act (Canada) with any such person is indebted to Park Place. To the knowledge of Park Place, there are no outstanding labour disputes, (whether filed or lodged with Park Place or any other person or organization), pending labour disruptions or pending unionization with respect to Park Place;

(r)	Park Place is not bound by or a party to any collective bargaining agreement;

(s)

Since the date of its incorporation, Park Place has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed to do any of the foregoing;

(t)

There is not, in the constating documents or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which Park Place is a party any restriction upon or impediment to, the declaration or payment of dividends by the directors of Park Place or the payment of dividends by Park Place to the holders of its securities;

(u)

Park Place is not party to any loan, bond, debenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or any other liability (“Debt Instrument”) or any agreement contract or commitment to create, assume or issue any Debt Instrument other than the ST Loan (as hereinafter defined);

(v)

Park Place is not a party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of Park Place to compete in any line of business, or to transfer or move any of its assets or operations or which materially or adversely affects the business practices, operations or condition of Park Place or which would prohibit or restrict Park Place from entering into and completing the Business Combination;

(w)	Park Place is not a party to any agreement nor is Park Place aware of any agreement, which in any manner affects the voting control of any of the Park Place Shares or other securities of Park Place;

(x)

Park Place is not aware of any pending or contemplated change to any applicable Law or governmental position that would materially affect the business of Park Place taken as a whole or the legal environments under which Park Place operates;

(y)

Park Place does not have any loan or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at “arm’s length” (as such term is defined in the Income Tax Act (Canada)); and

(z)

No representation, warranty or statement of Park Place in this Agreement contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

Section 4.2 Representations and Warranties of ST and Subco

                      Each of ST and Subco hereby represents and warrants to Park Place, and acknowledge that Park Place is relying upon these representations and warranties in connection with the entering into of this Agreement, as follows:

(a)	ST has been duly incorporated and is validly existing under the laws of the State of Nevada and is current and up-to-date with all filings required to be made by it in such jurisdiction;

(b)

Subco has been duly incorporated and is validly existing under the laws of the Province of British Columbia and is current and up-to-date with all filings required to be made by it in such jurisdiction;

(c)

Each of ST and Subco has full corporate power, capacity and authority to undertake all steps of the Business Combination contemplated in the Documents and to carry out its obligations under this Agreement;

(d)	The authorized capital of ST consists of 100,000,000 common shares of which 5,120,150 are issued and outstanding as of the date hereof;

(e)	The authorized capital of Subco consists of an unlimited number of common shares, of which one (1) common share is issued and outstanding;

(f)	ST is the registered and beneficial owner of the only issued and outstanding common share of Subco and neither ST nor Subco is a party or has granted any agreement,

warrant, option or right or privilege capable of becoming an agreement, for the purchase, subscription or issuance of any securities of Subco or securities convertible into or exchangeable for any securities of Subco;

(g)

ST is not party to and has not granted any agreement, warrant, option or right or privilege capable of becoming an agreement, for the purchase, subscription or issuance of any ST Shares or securities convertible into or exchangeable for ST Shares;

(h)

ST is a reporting company under 1934 Act and has timely filed all documents required to be filed under the 1934 Act and all such filings as of the date of filing compiled in all material respects with the requirements of the 1934 Act;

(i)

ST has no associates (as defined in the Securities Act (British Columbia)) other than Subco and is not a partner, co-tenant, joint venturer or otherwise a participant in any partnership, joint venture, co-tenancy or other similarly joint owned business;

(j)

Each of ST and Subco has all requisite corporate capacity, power and authority, and possesses all material certificates, authority, permits and licenses issued by the appropriate state, or federal regulatory agencies or bodies necessary to conduct the business as now conducted by it and to own its assets and is in compliance in all material respects with such certificates, authorities, permits or licenses. None of ST or Subco has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, permit or license which, singly or in the aggregate, if the subject of an unfavourable decision, order, finding or ruling, would materially and adversely affect the conduct of the business, operations, financial condition, income or future prospects of ST and Subco taken as a whole;

(k)	Each of the Documents has been, or at the Effective Time will be, duly authorized and, with respect to this Agreement, executed and delivered by ST and Subco;

(l)	The entering into and the performance by ST and Subco of the transactions contemplated in the Documents:

(i)

do not require any consent, approval, authorization or order of any court or governmental agency or body, other than the Regulatory Approvals and except that which may be required under applicable securities and corporate legislation;

(ii) will not contravene any statute or regulation of any governmental authority which is binding on ST or Subco where such contravention would have a Material Adverse Effect; and

(iii)

will not result in the breach of, or be in conflict with, or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents, by-laws or resolutions of ST or Subco or any mortgage, note, indenture, contract or agreement, instrument, lease or other document to which ST or Subco is a party, or any judgment, decree or order or any term or provision thereof, which breach, conflict or default would have a Material Adverse Effect;

(m)	There are no legal or governmental proceedings pending or, to the knowledge of ST, contemplated or threatened, to which ST or Subco is a party or to which the property of ST or Subco is subject;

(n)

The audited financial statements of ST as at September 30, 2006 and the notes thereto, and the unaudited interim financial statements of ST as at March 31, 2007 (collectively, the “ST Financial Statements”) have been prepared in accordance with US GAAP, present fairly, in all material respects, the financial position of ST as at such date, and do not omit to state any material fact that is required by US GAAP or by applicable law to be stated or reflected therein or which is necessary to make the statements contained therein not misleading;

(o)	ST has outstanding material liabilities, whether direct, indirect, absolute or contingent, which amount to less than $25,000, as of the date hereof;

(p)

All Taxes due and payable by ST and Subco have been paid or provision made therefor in the financial statements of ST except for where the failure to pay such Taxes would not result in a Material Adverse Effect for ST and Subco. All tax returns, declarations, remittances and filings required to be filed by ST and Subco have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. To the knowledge of ST, no examination of any tax return of ST or Subco is currently in progress and there are no issues or disputes outstanding with any governmental authority respecting any Taxes that have been paid, or may be payable, by ST or any of its subsidiaries. There are no agreements with any taxation authority providing for an extension of time for any assessment or reassessment of Taxes with respect to ST or Subco;

(q)	There is no person, firm or company acting or purporting to act at the request of ST who is entitled to any brokerage or finder’s fee in connection with the transactions contemplated in the Documents;

(r)

Each of ST and Subco has conducted and is conducting its business in compliance in all material respects with all applicable Laws of each jurisdiction in which it carries on business and with all Laws material to its operation and neither ST nor Subco has received any notice of the revocation or cancellation of, or any intention to revoke or cancel, any concessions, licenses, leases or other instruments conferring rights to ST or Subco;

(s)

To the knowledge of ST, after due inquiry, all activities of ST and Subco have been, up to and including the date hereof, conducted in compliance, in all material respects, with any and all applicable Laws;

(t)

To the knowledge of ST, any and all material agreements pursuant to which each of ST and Subco holds any of its material assets are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms, neither ST nor Subco is not in default of any of the material provisions of any such agreements including without limitation failure to fulfil any payment or work obligation thereunder nor has any such default been alleged, ST is not aware of any material disputes with respect thereto and such assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licenses and concessions pursuant to which ST or Subco derives its interest in such material assets are in good standing and there has been no material default under any such leases, licenses and concessions and all real or other property taxes required to be paid with respect to such assets to the date hereof have been paid;

(u)

Neither ST nor Subco is bound by or a party to any employment contracts. No current or former director, officer, shareholder, employee or independent contractor of ST or Subco or any person not dealing at arm’s length within the meaning of the Income Tax Act (Canada) with any such person is indebted to ST or Subco, as applicable. To the knowledge of ST, there are no outstanding labour disputes, (whether filed or lodged with ST or any other person or organization), pending labour disruptions or pending unionization with respect to ST or Subco;

(v)	Neither ST nor Subco is bound by or a party to any collective bargaining agreement;

(w)

Since the date of its incorporation ST has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on ST Shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any ST Shares or securities or agreed to do any of the foregoing;

(x)

There is not, in the constating documents or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which ST or Subco is a party any restriction upon or impediment to, the declaration or payment of dividends by the directors of ST or Subco or the payment of dividends by ST or Subco to the holders of their respective securities;

(y)	Neither ST nor Subco is a party to any Debt Instrument or any agreement, contract or commitment to create, assume or issue any Debt Instrument;

(z)

Neither ST nor Subco is a party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of ST or Subco to compete in any line of business, or to transfer or move any of its assets or operations or which materially or adversely affects the business practices, operations or condition of ST and Subco taken as a whole or which would prohibit or restrict ST or Subco from entering into and completing the Business Combination;

(aa)	Neither ST nor Subco is a party to any agreement nor is ST aware of any agreement, which in any manner affects the voting control of any of the securities of ST or Subco;

(bb)

ST is not aware of any pending or contemplated change to any applicable Law or governmental position that would materially affect the business of ST and Subco taken as a whole or the legal environments under which ST and Subco operate; and

(cc)

No representation, warranty or statement of ST or Subco in the Documents contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

Section 4.3 Survival

                      For greater certainty, the representations and warranties of each of Park Place, ST and Subco contained herein shall survive the execution and delivery of this Agreement and shall terminate and be extinguished on the earlier of the termination of this Agreement in accordance with its terms and the Effective Time.

ARTICLE 5
CONDUCT OF BUSINESS

Section 5.1 Conduct of Business by the Parties

                      Except as required by Law or is otherwise expressly permitted or specifically contemplated by this Agreement, each of the Parties covenants and agrees that, during the period from the date of this Agreement until the earlier of either the Effective Time or the time that this Agreement is terminated by its terms, unless each of the other Parties shall otherwise agree in writing:

(a)

it shall, and shall cause its Subsidiaries to conduct business in, and not take any action except in, the usual and ordinary course of business and consistent with past practice, and it shall and shall cause its Subsidiaries to use all commercially reasonable efforts to maintain and preserve its business organization, assets, employees and advantageous business relationships;

(b)	other than as contemplated by this Agreement, it shall not directly or indirectly do or permit to occur any of the following:

	(i)	amend its Governing Documents;

(ii)

declare, set aside or pay any dividend or other distribution or payment (whether in cash, shares or property) in respect of its shares owned by any Person other than the inter-corporate loans and advances;

(iii)

issue, grant, sell or pledge or agree to issue, grant, sell or pledge any shares, or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire shares other than as required under the Documents;

	(iv)	redeem, purchase or otherwise acquire any of its outstanding shares or other securities including, without limitation, under an issuer bid;

	(v)	split, combine or reclassify any of its shares other than as contemplated herein;

	(vi)	adopt a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or reorganization of itself or any of its Subsidiaries;

	(vii)	reduce its stated capital; or

	(viii)	enter into or modify any contract, agreement, commitment or arrangement with respect to any of the foregoing, except as permitted above;

(c)

it and its Subsidiaries shall not, other than in the ordinary course of business and consistent with past practice, or as required or contemplated by this Agreement, without prior consultation with and the consent of the other Parties, directly or indirectly do any of the following:

	(i)	sell, pledge, dispose of or encumber any assets other than as contemplated herein;

(ii)

acquire (by merger, amalgamation, consolidation or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof, or make any investment either by purchase of shares or securities, contributions of capital or property transfer;

	(iii)	acquire any material assets;

(iv)

incur any indebtedness for borrowed money other than pursuant to existing facilities other than as contemplated by this Agreement, or any other material liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity, or make any loans or advances, other than the Personnel Obligations and fees payable to legal and accounting advisors in the ordinary course and fees payable to legal, accounting, engineering and financial advisors in connection with the matters and the Business Combination contemplated by this Agreement;

	(v)	authorize, recommend or propose any release or relinquishment of any material contractual right;

(vi)

waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material license, lease, contract, production sharing agreement, government land concession or other material document;

	(vii)	enter into or terminate any hedges, swaps or other similar financial instruments or business combination;

	(viii)	enter into any agreements with its directors or officers or their respective Affiliates other than as shall be approved by the other parties hereto; or

	(ix)	authorize or propose any of the foregoing, or enter into or modify any contract, agreement, commitment or arrangement to do any of the foregoing;

(d)

from the date hereof, it will not, without prior consultation with and the consent of the other Parties, enter into new commitments of a capital expenditure nature or incur any new contingent liabilities other than (i) ordinary course expenditures, (ii) expenditures required by Law, (iii) expenditures made in connection with the Business Combination contemplated in this Agreement, and (iv) capital expenditures required to prevent the occurrence of a Material Adverse Effect;

(e)

notwithstanding, for greater certainty, Section 5.1(c), in no case shall it or any its Subsidiaries create any new Personnel Obligations and, except for payment of the existing Personnel Obligations (from which the applicable Party shall make appropriate withholdings as required by applicable tax Laws), no Party nor any Party’s Subsidiaries shall grant to any officer or director an increase in compensation in any form, grant any general salary increase other than in accordance with the requirements of any existing collective bargaining or union contracts, grant to any other employee any increase in compensation in any form other than routine increases in the ordinary course of business consistent with past practices, make any loan to any officer or director, or take any action with respect to the grant of any severance or termination pay arising from the Business Combination or a change of any Party or the entering into of any employment agreement with, any senior officer or director, or with respect to any increase of benefits payable under its current severance or termination pay policies; and

(f)

neither it nor any of its Subsidiaries shall adopt or amend or make any contribution to any bonus, profit sharing, option, deferred compensation, insurance, incentive compensation, other compensation or other similar plan, agreement, trust, fund or arrangements for the benefit of employees, except as is necessary to comply with the Law or with respect to existing provisions of any such plans, programs, arrangements or agreements without the consent of the other Parties.

ARTICLE 6
COVENANTS

Section 6.1 Recommendation of Amalgamation by Park Place

                      The board of directors of Park Place shall recommend to the Park Place Shareholders the approval of the continuation from Alberta to British Columbia and Amalgamation and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to ST such recommendation or take any action or make any statement in connection with the Park Place Meetings or the obtaining of Park Place Shareholder approval that is inconsistent with such recommendation.

Section 6.2 Waiver of Notice of Subco Shareholder Meeting and Resolution in Lieu of Meeting by ST

                      ST, as sole shareholder of Subco, shall waive notice of and its attendance at a meeting of the shareholders of Subco to approve the Amalgamation and shall sign a resolution in writing of the sole shareholder of Subco approving the Amalgamation.

Section 6.3 Representations and Warranties

(a)

Park Place covenants and agrees that from the date hereof until the termination of this Agreement it shall not take any action, or fail to take any action, which would or may reasonably be expected to result in the representations and warranties set out in Section 4.1 being untrue in any material respect.

(b)

Each of ST and Subco covenants and agrees that, from the date hereof until the termination of this Agreement it shall not take any action, or fail to take any action, which would or may reasonably be expected to result in the representations and warranties set out in Section 4.2 being untrue in any material respect.

Section 6.4 Notice of Material Change

(a)	From the date hereof until the termination of this Agreement, each Party shall promptly notify the other Parties in writing of:

(i)

any material change (actual, anticipated, contemplated or, to the knowledge of such Party or any of its Subsidiaries, threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of such Party and its Subsidiaries, taken as whole;

(ii)

any change in the facts relating to any representation or warranty set out in Section 4.1 or Section 4.2 hereof, as applicable, which change is or may be of such a nature as to render any such representation or warranty misleading or untrue in a material respect; or

(iii)	any material fact which arises and which would have been required to be stated herein had the fact arisen on or prior to the date of this Agreement.

(b)

Each of the Parties shall in good faith discuss with the other any change in circumstances (actual, anticipated, contemplated or, to its knowledge threatened, financial or otherwise) which is of such a nature that there may be a reasonable question as to whether notice need to be given to the other pursuant to this section.

Section 6.5 Non-Solicitation

                      None of the Parties shall solicit any offers to purchase its shares or assets and neither of ST nor Park Place will initiate or encourage any discussions or negotiations with any third party with respect to such a transaction or amalgamation, merger, take-over, plan of arrangement or similar transaction during the period commencing on the date hereof and ending on the termination of this Agreement. The Parties shall immediately cease and cause to be terminated any existing discussions or negotiations with any other party related to any of the foregoing. In the event any of the Parties is approached in respect of any such transaction, it shall immediately notify the other.

Section 6.6 Other Covenants

                      Each of the Parties covenants and agrees that it shall:

(a)	use all commercially reasonable efforts to consummate the Business Combination and all matters described herein, subject only to the terms and conditions hereof and thereof;

(b)	use all commercially reasonable efforts to obtain all appropriate Regulatory Approvals;

(c)

not take any action or permit any of its Subsidiaries to take any action that would render, or may reasonably be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect at any time prior to the Effective Date or termination of this Agreement, whichever is first;

(d)

not split, consolidate or reclassify any of its outstanding securities, nor declare, set aside or pay any dividends on or make any other distributions on or in respect of its outstanding securities; and

(e)

not, other than in connection with the Business Combination, reorganize, amalgamate or merge with any other person, nor acquire by amalgamating, merging or consolidating with, purchasing a majority of the voting securities or substantially all of the assets of or otherwise, any business or Person which acquisition or other transaction would reasonably be expected to prevent or materially delay the Business Combination contemplated hereby.

ARTICLE 7
MUTUAL COVENANTS

Section 7.1 Other Filings

                      The Parties shall, as promptly as practicable hereafter, prepare and file all filings required under any securities Laws, or any other applicable Laws relating to the Business Combination contemplated hereby.

Section 7.2 Additional Agreements

                      Subject to the terms and conditions of this Agreement and subject to fiduciary obligations under applicable Laws, each of the Parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Business Combination contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including using commercially reasonable efforts:

(a)	to obtain all necessary waivers, consents and approvals from other Parties to material agreements, leases and other contracts or agreements;

(b)	to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Business Combination contemplated hereby;

(c)	to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the Business Combination contemplated hereby;

(d)	to effect all necessary registrations and other filings;

(e)	to effect all necessary registrations and other filings and submissions of information requested by Governmental Authorities; and

(f)	to fulfill all conditions and satisfy all provisions of this Agreement.

                      For purposes of the foregoing, the obligation to use “commercially reasonable efforts” to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligation to agree to a materially adverse modification of the terms of such documents or to prepay or incur additional material obligations to such other Parties.

ARTICLE 8
CONDITIONS

Section 8.1 Mutual Conditions Precedent

                      The respective obligations of the Parties hereto to complete each step of the Business Combination contemplated by this Agreement shall be subject to the satisfaction, on or before the

Effective Date, of the following conditions precedent, each of which may be waived only by the mutual consent of the Parties:

(a)

each Party being satisfied with the results of a complete due diligence review of the other Parties by June 30, 2007, following which, in the absence of notice of termination, such condition is deemed to be satisfied;

(b)	there shall not be in force any order or decree restraining or enjoining the consummation of the Business Combination;

(c)	this Agreement shall not have been terminated pursuant to Article 9;

(d)	all Regulatory Approvals and corporate approvals shall have been obtained;

(e)

each Party shall not have entered into any transaction or contract which would have a material effect on the financial and operational condition, or the assets of each Party, excluding those transactions or contracts undertaken in the ordinary course of business, without first discussing and obtaining the approval of the other Parties;

(f)

the board and the shareholders of Park Place shall have adopted all necessary resolutions and all other necessary corporate actions shall have been taken by Park Place to permit the consummation of the Business Combination; and

(g)

the ST and Subco boards shall have adopted all necessary resolutions and all other necessary corporate actions shall have been taken by ST and Subco to permit the consummation of the Business Combination;

                      If any of the above conditions shall not have been complied with or waived by the Parties on or before the Completion Deadline or, if earlier, the date required for the performance thereof, then a Party may terminate this Agreement in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of a breach of this Agreement by the Party terminating the Agreement. In the event that the failure to satisfy any one or more of the above conditions precedent results from a material default by a Party of its obligations under this Agreement and if such condition(s) precedent would have been satisfied but for such default, such defaulting Party shall not rely on such failure (to satisfy one or more of the above conditions) as a basis for its own non-compliance with its obligations under this Agreement.

Section 8.2 Additional Conditions Precedent to the Obligations of Park Place

                      The obligations of Park Place to complete the Business Combination contemplated by this Agreement shall also be subject to the satisfaction, on or before the Effective Date, to each of the following conditions precedent (each of which is for the exclusive benefit of Park Place and may be waived by Park Place and any one or more of which, if not satisfied or waived, will relieve Park Place of any obligation under this Agreement):

(a)	no Material Adverse Change with respect to ST and Subco shall have occurred between the date hereof and the Effective Date;

(b)

ST and Subco shall not have breached, or failed to comply with, in any material respect, any of its covenants or other obligations under this Agreement, and all representations and warranties of ST and Subco contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall not have ceased to be true and correct in any material respect thereafter (provided, however, that if the breaching Party has been given written notice by Park Place specifying in reasonable detail any such misrepresentation, breach or non-performance, the breaching Party shall have had three days to cure such misrepresentation, breach or non-performance); the president of ST or another officer satisfactory to Park Place shall so certify immediately prior to the Effective Date, as well as certifying that Subco meets the requirements set out in Section 178 of the Act in respect of the Amalgamation;

(c)	the conditions set forth in section 2.1 (a) and (b) shall have been satisfied or waived by Park Place; and

(d)

Park Place shall have a commitment from a group acceptable to Park Place to effect an equity financing of ST so as to raise a minimum of $2,000,000 at a minimum price of $0.50 per warrant with a full warrant having a minimum exercise price of $0.75 per share.

                    If any of the above conditions shall not have been complied with or waived by the Parties on or before the Completion Deadline or, if earlier, the date required for the performance thereof, then, subject to the cure provision provided for in Section 8.2(b), Park Place may terminate this Agreement in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of a breach of this Agreement by Park Place. In the event that the failure to satisfy any one or more of the above conditions precedent results from a material default by Park Place of its obligations under this Agreement and if such condition(s) precedent would have been satisfied but for such default, Park Place shall not rely on such failure (to satisfy one or more of the above conditions) as a basis for its own non-compliance with its obligations under this Agreement.

Section 8.3 Additional Conditions Precedent to the Obligations of ST and Subco

                    The obligations of ST and Subco to complete each step of the Business Combination contemplated by this Agreement shall also be subject to the satisfaction, on or before the Effective Date, of each of the following conditions precedent (each of which is for the exclusive benefit of ST and Subco and may be waived by ST and Subco and any one or more of which, if not satisfied or waived, will relieve ST and Subco of any obligation under this Agreement):

(a)	no Material Adverse Change with respect to Park Place shall have occurred between the date hereof and the Effective Date;

(b)

Park Place shall not have breached, or failed to comply with, in any material respect, any of its covenants or other obligations under this Agreement, and all representations and warranties of Park Place contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall not have ceased to be true and correct in any material respect thereafter (provided, however, that if Park Place has been given written notice by ST specifying in reasonable detail any such misrepresentation, breach or non-performance, Park Place shall have had three days to cure such misrepresentation, breach or non-performance); the president of Park Place or another officer satisfactory to ST shall so certify immediately prior to the Effective Date, as well as certifying that Park Place meets the requirements set out in Section 178 of the Act in respect of the Amalgamation; and

(c)

David Stadnyk or his assignee shall have agreed to convert all of the right, title and interest in and to a promissory note issued by Park Place in the principal amount of $400,000 into the private placement contemplated by Section 8.2(d) herein.

                    If any of the above conditions shall not have been complied with or waived by the Parties on or before the Completion Deadline or, if earlier, the date required for the performance thereof, then, subject to the cure provision provided for in Section 8.3(b), ST and Subco may terminate this Agreement in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of a breach of this Agreement by ST or Subco. In the event that the failure to satisfy any one or more of the above conditions precedent results from a material default by ST or Subco of its obligations under this Agreement and if such condition(s) precedent would have been satisfied but for such default, either Party shall rely on such failure (to satisfy one or more of the above conditions) as a basis for its own non-compliance with its obligations under this Agreement.

ARTICLE 9
TERMINATION AND AMENDMENT

Section 9.1 Termination

                    This Agreement may be terminated by written notice promptly given to the other Party hereto, at any time prior to the Effective Date:

(a)	by mutual agreement in writing by the Parties;

(b)	if the Effective Date has not occurred by the Completion Deadline; or

(c)	as set forth in Section 8.1, Section 8.2 and Section 8.3 of this Agreement.

Section 9.2 Effect of Termination

                    In the event of the termination of this Agreement as provided in Section 9.1 hereof, this Agreement shall forthwith have no further force or effect and there shall be no obligation on the part of ST or Park Place hereunder except as set forth in Section 9.3 hereof and this Section 9.2, which provisions shall survive the termination of this Agreement. Nothing herein shall relieve any Party from liability for any breach of this Agreement.

Section 9.3 Fees and Expenses

                    The Parties hereto shall be responsible for the payment of their own professional fees (including but not limited to legal and accounting fees) and other expenses incurred by them in connection with this Agreement.

Section 9.4 Amendment

                    This Agreement may, at any time on or before the Effective Date be amended by mutual agreement between the Parties hereto. This Agreement may not be amended except by an instrument in writing signed by the appropriate officers on behalf of each of the Parties hereto.

Section 9.5 Waiver

                    A Party may (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive compliance with any of the other Party’s agreements or the fulfillment of any of its conditions contained herein or (iii) waive inaccuracies in another Party’s representations or warranties contained herein or in any document delivered by the other Party hereto; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

ARTICLE 10
GENERAL

Section 10.1 Notices

                    All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile or electronic mail or sent by prepaid overnight courier to the Parties at the following addresses (or at such other addresses as shall be specified by the Parties by like notice):

                    if to Park Place:

Park Place Energy Inc.
#1200 – 666 Burrard Street
Vancouver, BC V6C 2X8

Attention:           David Stadnyk

if to ST or Subco:

ST Online Corp.
359-240th Street
Langley, BC V3A 6H5
Attention:           Scott Pedersen

Section 10.2 Assignment

                    Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the Parties hereto without the prior written consent of the other Party.

Section 10.3 Complete Agreement

                    This Agreement sets forth the entire understanding between the Parties hereto and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof, including but not limited to, the Letter of Intent dated June 7, 2007, as extended, between Park Place and ST. No other agreements, representations, warranties or other matters, whether oral or written, shall be deemed to bind the Parties hereto with respect to the subject matter hereof.

Section 10.4 Further Assurances

                    Each Party hereto shall, from time to time, and at all times hereafter, at the request of the other Party hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

Section 10.5 Severability

                    Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.6 Counterpart Execution

                    This Agreement may be executed by facsimile transmission and in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 10.7 Investigation by Parties

                    No investigations made by or on behalf of either Party or any of their respective authorized agents at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by the other Party in or pursuant to this Agreement.

                    IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARK PLACE ENERGY INC.

By:	/s/ David Stadnyk
Name: David Stadnyk
Title: President & CEO

ST ONLINE CORP.

By:	/s/ Scott Pedersen
Name: Scott Pedersen
Title: President

0794403 B.C. LTD.

By:	/s/ Scott Pedersen
Name: Scott Pedersen
Title: Director

SCHEDULE “A”
AMALGAMATION AGREEMENT

(Attached)

AMALGAMATION AGREEMENT

This Amalgamation Agreement dated ________________, 2007.

AMONG:

PARK PLACE ENERGY INC., a company continued under the BCBCA (as defined below)

(“Park Place”)

AND

0794403 B.C. LTD., a company incorporated under the BCBCA

(“Subco”)

AND

ST ONLINE CORP., a company incorporated under the laws of the State of Nevada

(“ST”)

WHEREAS:

A.                  Park Place, Subco and ST have entered into a Business Combination Agreement (as defined below) pursuant to which the business and assets of Park Place will be combined with those of ST;

B.                 The authorized share capital of Park Place consists of an unlimited number of common shares, of which, 16,511,244 Park Place Shares are issued and outstanding at the date hereof as fully paid and non-assessable;

C.                 The authorized share capital of Subco consists of an unlimited number of common shares, of which one (1) Subco Share (as defined below) is issued and outstanding at the date hereof as fully paid and non-assessable, and is held by ST;

D.                 The authorized share capital of ST consists of 100,000,000 common shares, of which 5,120,650 common shares are issued and outstanding at the date hereof as fully paid and non-assessable;

E.                 ST shall issue to each registered holder of Park Place Shares one-half (½) a ST Share (as defined below) for each Park Place Share held;

F.                  Subco and Park Place, acting under the authority contained in the BCBCA, have agreed to amalgamate upon the terms and conditions hereinafter set out as of the date shown on the Certificate of Amalgamation (as defined below);

G.                 It is desirable that the Amalgamation (as defined below) should be effected.

          NOW THEREFORE in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.                     Interpretation
                                        In this Agreement, including the recitals:

(a)           “Agreement” means this amalgamation agreement, its recitals and schedules, and any amendment made to this Agreement;

(b)           “Park Place Shareholder” means a registered holder of Park Place Shares, from time to time, and “Park Place Shareholders” means all of such holders;

(c)           “Park Place Shares” means the common shares in the capital of Park Place;

(d)           “Amalco” means the corporation resulting from the Amalgamation and continuing the corporate existence of the Amalgamating Corporations (as defined below) under the name “Park Place Energy Inc.”;

(e)           “Amalco Shareholder” means a registered holder of Amalco Shares, from time to time, and “Amalco Shareholders” means all of such holders;

(f)           “Amalco Shares” means the common shares in the capital of Amalco;

(g)           “Amalgamating Corporation” means each of Subco and Park Place and “Amalgamating Corporations” means both of them;

(h)           “Amalgamation” means the amalgamation of the Amalgamating Corporations pursuant to the provisions of the BCBCA in the manner contemplated in and pursuant to this Agreement;

(i)           “Amalgamation Application” means the amalgamation application giving effect to the Amalgamation to be filed with the Registrar appointed under the BCBCA pursuant to this Agreement;

(j)           “BCBCA” means the Business Corporations Act (British Columbia), as amended;

(k)           “Business Combination” means the series of transactions, as detailed in the Business Combination Agreement, through which the businesses of ST and Park Place will be combined, including the Amalgamation;

(l)           “Business Combination Agreement” means the business combination agreement dated June 10, 2007 among Park Place, Subco and ST;

(m )          “Certificate of Amalgamation” means the certificate of amalgamation to be issued by the Registrar appointed under the BCBCA in respect of the Amalgamation;

(n)           “Effective Date” means the date the Amalgamation Application is filed with the Registrar appointed under the BCBCA give effect to the Amalgamation;

(o)           “Parties” means Park Place, Subco, ST and any other Person who may become a party to this Agreement;

(p)           “Person” means a natural person, partnership, limited liability partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity, and pronouns have a similarly extended meaning;

(q)           “Subco Shares” means the common shares in the capital of Subco; and

(r)           “ST Shares” means the common shares in the capital of ST subsequent to the subdivision of such shares on a 8:1 basis;

(s)           “ST Shareholder” means a registered holder of ST Shares, from time to time, and “ST Shareholders” means all of such holders;

(t)           “Transfer Agent” means Pacific Stock Transfer Company.

2.                 Paramountcy
                              In the event of any conflict between the provisions of this Agreement and the provisions of the Business Combination Agreement, the provisions of the Business Combination Agreement shall prevail.

3.                 Agreement to Amalgamate
                              Each of the Parties hereby agrees to the Amalgamation such that the Amalgamating Corporations shall continue as one corporation under the BCBCA, on the terms and conditions set out in this Agreement.

4.                 Amalgamation Events
                              Upon the Amalgamation on the Effective Date:

(a)           holders of outstanding Park Place Shares shall receive one-half (½) of a ST Share for each Park Place Share held;

(b)           each outstanding Subco Share will be exchanged for one (1) Amalco Share;

(c)           as consideration for the issuance of ST Shares to effect the Business Combination, Amalco will issue to ST one (1) Amalco Share for each ST Share so issued;

(d)           all of the property and assets of each of Park Place and Subco will become the property and assets of Amalco and Amalco will be liable for all of the liabilities and obligations of each of Park Place and Subco; and

(e)           Amalco will be a wholly-owned subsidiary of ST.

5.                 Delivery of Securities Following Amalgamation
                              As soon as practicable following the completion of the Amalgamation, ST shall cause the Transfer Agent to send to each Park Place Shareholder, upon receipt of physical share certificates evidencing their respective Park Place Shares, where applicable, by ordinary first class mail, certificates evidencing the ST Shares to which such holder shall have become entitled in accordance with paragraph 4(a) hereof.

6.                 Fractional Shares
                              No fractional ST Shares will be issued or delivered to any Park Place Shareholder otherwise entitled thereto, if any. Instead, the number of ST Shares issued to each exchanging holder of ST Shares will be rounded down to the nearest whole number.

7.                 Name of Amalco
                              The name of Amalco shall be Park Place Energy Inc.

8.                 Registered Office
                              Until changed in accordance with the BCBCA, the registered office of Amalco shall be at PO Box 11117, 1500 Royal Centre, 1055 West Georgia Street, Vancouver, B.C., V6E 4N7.

9.                 Business and Powers
                              There shall be no restrictions on the business that Amalco may carry on or on the powers that Amalco may exercise.

10.               Authorized Capital
                    The authorized capital of Amalco shall be an unlimited number of common shares.

11.               Transfer Restrictions.
                              The right to transfer securities of Amalco shall be restricted. Securities of Amalco, other than non-convertible debt securities, may not be transferred unless:

(a)           (i)           the consent of the directors of Amalco is obtained; or

                (ii)          the consent of Amalco Shareholders holding not less than 50% of the shares entitled to vote at such time is obtained; or

(b)           in the case of securities, other than shares, which are subject to restrictions on transfer contained in a security holders’ agreement, such restrictions on transfer are complied with.

                    The consent of the directors or the shareholders in this paragraph is evidenced by a resolution of the directors or shareholders, as the case may be, or by an instrument or instruments in writing signed by all of the directors, or shareholders holding not less than 50% of the shares entitled to vote at such time, as the case may be.

12.               Stated Capital
                              The stated capital account in the records of Amalco for Amalco Shares shall be equal to the stated capital attributed to the shares of the Amalgamating Corporations.

13.               Number of Directors
                              The board of directors of Amalco shall consist of not less than one (1) and not more than fifteen (15) directors, until changed in accordance with the BCBCA. Until changed by the shareholders of Amalco, or by the directors of Amalco if authorized by the shareholders of Amalco, the number of directors of Amalco shall be one (1).

14.               Initial Directors
                              The first director of Amalco shall be the person whose name and residential address appears below:

Name	Residence

David Stadnyk	#1220-666 Burrard Street
Vancouver, BC V6C 2X8

                              The first director named above shall hold office from the Effective Date until the later of the close of the first annual meeting of shareholders of Amalco and the date on which a successor is elected or appointed.

15.               Articles
                              The articles of Amalco shall be, to the extent not inconsistent with this Agreement, the articles of Subco, unless and until repealed or amended. Prior to the Effective Date, a copy of such articles may be examined at the offices of Lang Michener LLP, 1500 Royal Centre, 1055 West Georgia Street, Vancouver, B.C., V6E 4N7.

16.               Filing of Articles
                              Following the approval of this Agreement by the shareholders of the Amalgamating Corporations in accordance with the BCBCA and with the terms of the Business Combination Agreement, and subject to the satisfaction or waiver of all conditions precedent set forth in the Business Combination Agreement, ST and Subco shall file the Articles of Amalgamation with the Director appointed under the BCBCA, as provided under the BCBCA.

17.               Effect of Amalgamation
                              Upon the Effective Date:

(a)           the Amalgamating Corporations are amalgamated and continue as Amalco as contemplated by this Agreement;

(b)           Amalco possesses all the property, rights, privileges and franchises and is subject to all liabilities, including civil, criminal and quasi criminal, and all contracts, disabilities and debts of each of the Amalgamating Corporations;

(c)           a conviction against, or ruling, order or judgment in favour or against an Amalgamating Corporation may be enforced by or against Amalco; and

(d)           Amalco shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against an Amalgamating Corporation before the Effective Date.

18.               Termination
                              This Agreement may be terminated by the board of directors of each of the Amalgamating Corporations, notwithstanding the approval of this Agreement by the shareholders of the Amalgamating Corporations, at any time prior to the issuance of the Certificate of Amalgamation and following the termination of the Business Combination Agreement, without, except as provided in the Business Combination Agreement, any recourse by any Party hereto or any of their shareholders or other Persons.

19.               Governing Law
                              This Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each Party hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under or in relation to this Agreement.

20.               Further Assurances
                              Each of the Parties agrees to execute and deliver such further instruments and to do such further reasonable acts and things as may be necessary or appropriate to carry out the intent of this Agreement.

21.               Time of the Essence
                              Time shall be of the essence of this Agreement.

22.               Amendments
                              This Agreement may only be amended or otherwise modified by written agreement executed by the Parties.

23.               Counterparts
                              This Agreement may be signed in counterparts (including counterparts by facsimile), and all such signed counterparts, when taken together, shall constitute one and the same agreement, effective on this date.

                    IN WITNESS WHEREOF the Parties have executed this Agreement.

PARK PLACE ENERGY INC.

By:
Name: David Stadnyk
Title: President & CEO

ST ONLINE CORP.

By:
Name: Scott Pedersen
Title: President

0794403 B.C. LTD.

By:
Name: Scott Pedersen
Title: Director